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                                                                    EXHIBIT 99.2

                           FIRST CHARTER CORPORATION

     The undersigned hereby constitutes and appoints                and
               , or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of First Charter Corporation ("FCC") which the undersigned would be entitled to vote if personally present at the Special Meeting of FCC shareholders to be held at
               , at 10:00 a.m., local time, on September 29, 1998, and at any adjournment or postponement thereof (the "FCC Special Meeting"), upon the proposals described in the Joint Proxy Statement/Prospectus and the Notice of
FCC Special Meeting of Shareholders, both dated August   , 1998, the receipt of
which is acknowledged in the manner specified below. The undersigned hereby revokes all prior proxies given to vote shares of common stock at the FCC Special Meeting.

     1. MERGER. To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of May 17, 1998, by and between HFNC and First Charter Corporation, a North Carolina corporation ("FCC"), pursuant to which (i) HFNC will merge (the "Merger") with and into FCC, with the effect that FCC will be the surviving corporation resulting from the Merger, and (ii) each share of the $.01 par value common stock of HFNC ("HFNC Common Stock") issued and outstanding at the effective time of the Merger (excluding shares held by HFNC or FCC, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted) will be converted into and exchanged for .57 of a share (subject to possible adjustment as set forth in the Agreement) of the no par value common stock of FCC ("FCC Common Stock"), and cash in lieu of issuing any fractional share. A copy of the Agreement is included in Appendix A to the accompanying Joint Proxy Statement/Prospectus and is incorporated by reference therein.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

     2. FCC ARTICLES AMENDMENT. To consider and vote upon a proposal to approve an amendment to the Amended and Restated Articles of Incorporation of FCC (the "FCC Articles Amendment") to increase the number of authorized shares of FCC Common Stock from 25,000,000 to 50,000,000.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

     3. OTHER BUSINESS. To transact such other business as may come properly before the FCC Special Meeting or any adjournments or postponements of the FCC Special Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD JOINTLY, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                          DATED:
                                                --------------------------, 1998

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                                                        SIGNATURE

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                                                SIGNATURE IF HELD JOINTLY

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                           FIRST CHARTER CORPORATION
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.